EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 28, 2013 relating to the financial statements and financial statement schedule of Vector Tobacco Inc., which appears in Vector Group, Ltd's Annual Report on Form 10‑K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Raleigh, NC
April 19, 2013